EXHIBIT 99.4

                       NOTICE OF GUARANTEED DELIVERY

                           CoreComm Holdco, Inc.
                              for Exchange of
       6% Convertible Subordinated Notes due 2006 of CoreComm Limited

         This Notice of Guaranteed Delivery relates to the offer (the "Exchange Offer") of CoreComm Holdco, Inc. ("Holdco") to exchange 3.0349 shares of its common stock, par value $0.01 per share (the "Holdco Common Stock") (rounded up to the nearest whole share for each unaffiliated holder), and $30.00 in cash (which is equal to the amount of the October 1, 2001 interest payment that has not been paid), net without interest, for each $1,000 in aggregate principal amount outstanding of the 6% Convertible Subordinated Notes due 2006 (the "Public Notes"), of CoreComm Limited ("Limited"). You must use this Notice of Guaranteed Delivery, or one substantially equivalent to this form, to accept the Exchange Offer if you are a registered holder of Public Notes and wish to tender your Public Notes, but (1) the certificates representing such Public Notes are not immediately available, (2) time will not permit your certificates representing such Public Notes or other required documents to reach Continental Stock Transfer & Trust Company, the exchange agent (the "Exchange Agent"), before 12:00 midnight, New York City time, on March 8, 2002 (or any such later date and time to which the Exchange Offer may be extended) (the "Expiration Date") or (3) the procedure for book-entry transfer cannot be completed before the Expiration Date. You may effect a tender of your Public Notes if (a) the tender is made through an Eligible Guarantor Institution (as defined under "Guarantee of Signatures" in the instructions to the Letter of Transmittal); (b) prior to the Expiration Date, the Exchange Agent receives from an Eligible Guarantor Institution a properly completed and duly executed Notice of Guaranteed Delivery, substantially in this form, setting forth your name and address, the certificate number(s) and aggregate principal amount number of Public Notes represented by the certificate(s) that you are tendering and stating that the tender is being made by Notice of Guaranteed Delivery (these documents may be sent by overnight courier, registered or certified mail or facsimile transmission); (c) you guarantee that within three Nasdaq National Market trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Public Notes, in proper form for transfer, or a book-entry confirmation (a "Book-Entry Confirmation") as described in the Prospectus under "The Exchange Offer -- Book-Entry Transfer," of transfer of the Public Notes into the Exchange Agent's account at The Depository Trust Company (including the agent's message that forms a part of the Book-Entry Confirmation), as the case may be, a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, and all other documents required by the Letter of Transmittal, will be deposited by the Eligible Guarantor Institution with the Exchange Agent; and (d) the Exchange Agent receives the certificates for all physically tendered Public Notes, in proper form for transfer, or a Book-Entry Confirmation of transfer of the Public Notes into the Exchange Agent's account at The Depository Trust Company, as the case may be, a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, and all other required documents or, in the case of a Book-Entry Confirmation, a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or an agent's message instead of the Letter of Transmittal, in each case, within three Nasdaq National Market trading days after the date of execution of this Notice of Guaranteed Delivery.
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

                                  The Exchange Agent For the Exchange Offers Is:
                                    Continental Stock Transfer & Trust Company


     By Regular or Certified Mail:                      By Facsimile:                        By Overnight Courier or Hand:
                                           (Eligible Guarantor Institutions Only)
           17 Battery Place                            (212) 616-7610                              17 Battery Place
       New York, New York 10004                Attn: Reorganization Department                        8th Floor
                                                                                               New York, New York 10004
                                                    To Confirm by Telephone:
                                                         (212) 509-4000
                                                          Extension 536
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         DELIVERY OF THIS NOTICE TO AN ADDRESS OTHER THAN AS SET FORTH
ABOVE OR TRANSMISSION OF THIS NOTICE VIA FACSIMILE TO A NUMBER OTHER THAN
AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY

         This Notice is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Guarantor Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the applicable Letter of Transmittal.




Ladies and Gentlemen:

         Subject to the terms and conditions set forth in our preliminary prospectus dated February 8, 2002 (the "Prospectus"), and the Letter of Transmittal relating to the Public Notes, receipt of which is hereby acknowledged, the undersigned hereby tenders to Holdco the aggregate principal amount of Public Notes set forth below pursuant to the guaranteed delivery procedure described in the Prospectus under "The Exchange Offer -- Guaranteed Delivery Procedures."


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
Aggregate Principal Amount of Public Notes Tendered:       Name(s) of Record Holder(s)

----------------------------------------------------       ----------------------------------------------------

                                                           ----------------------------------------------------
Certificate Number(s) (if available):                                           (Please Print)

                                                           Address(es):
----------------------------------------------------                   ----------------------------------------

----------------------------------------------------       ----------------------------------------------------
                                                                                                     (Zip Code)
----------------------------------------------------       Area Code and  Tel. No.(s):
                                                                                       ------------------------
/_/  Check if Public Notes will be tendered by
     book-entry transfer.                                  Name(s) of Authorized Signatory:
                                                                                            -------------------

Name of Tendering Institution:
                                                           ----------------------------------------------------

                                                           Full Title:
----------------------------------------------------       ----------------------------------------------------

Account No.(s):                                            Address(es) of Authorized Signatory:
                ------------------------------------                                           -----------------

Dated:
       ---------------------------------------, 2002       -----------------------------------------------------

                                                           -----------------------------------------------------
                                                                                                      (Zip Code)

                                                           Signature(s) of Registered Holder or Authorized Signatory:

                                                           -----------------------------------------------------

                                                           -----------------------------------------------------
                                                                                  (Sign Here)
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                                                     GUARANTEE

                                     (Not to be used for signature guarantee)

         The undersigned, an Eligible Guarantor Institution as defined in Rule 17Ad-15 under the Securities
Exchange Act of 1934, as amended, hereby guarantees that the certificates representing the Public Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Public Notes into the Exchange Agent's account at The Depository Trust Company pursuant to the procedures set forth in the
Prospectus under the caption "The Exchange Offer -- Guaranteed Delivery Procedures," together with a properly completed and duly executed Letter of Transmittal or an agent's message, any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than 12:00 midnight, New York City time, on the third Nasdaq National Market trading day after the execution of this Notice of Guaranteed Delivery. Failure to do so may result in financial loss to such eligible guarantor institution.

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-----------------------------------------------------        ------------------------------------------------------
                  (Name of Firm)                                                (Authorized Signature)

-----------------------------------------------------        ------------------------------------------------------
                      (Address)                                                         (Title)

                                                              Name:
-----------------------------------------------------               -----------------------------------------------
                (City, State and Zip Code)                                      (Please Type or Print)


Telephone Number:                                             Dated:
                  -----------------------------------               -----------------------------------------, 2002


NOTE: DO NOT SEND CERTIFICATES REPRESENTING PUBLIC NOTES WITH THIS FORM. CERTIFICATES REPRESENTING PUBLIC NOTES SHOULD BE SENT TO THE EXCHANGE AGENT, TOGETHER WITH A PROPERLY COMPLETED AND VALIDLY EXECUTED
         LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.
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